                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                NOVA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            (NOVA CORPORATION LOGO)

                                 April 26, 2000

Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of NOVA Corporation (the "Company"), to be held at the offices of the Company, One Concourse Parkway, Suite 300, Atlanta, Georgia on Wednesday, May 24, 2000, at 10:00 a.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement contain information about the formal business to be considered at the Annual Meeting. Executive officers of the Company, as well as a representative from the Company's independent accounting firm, Ernst & Young LLP, will be present to respond to questions of shareholders.

     I hope you will be able to attend the Annual Meeting. If you plan to attend, please mark the appropriate box on your proxy card so that we can make arrangements for the anticipated number of guests. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card in the enclosed envelope at your earliest convenience. This will ensure that your shares will be represented and voted at the Annual Meeting even if you are unable to attend.

                                          Sincerely,

                                          /s/ EDWARD GRZEDZINSKI
                                          Edward Grzedzinski
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Atlanta, Georgia
--------------------------------------------------------------------------------

                                   IMPORTANT

 PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE RETURN ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON
                               IF YOU SO DESIRE.
--------------------------------------------------------------------------------

                                NOVA CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 24, 2000

     NOTICE HEREBY IS GIVEN that the 2000 Annual Meeting of Shareholders of NOVA Corporation (the "Company") will be held at the offices of the Company at One Concourse Parkway, Suite 300, Atlanta, Georgia, on Wednesday, May 24, 2000, at 10:00 a.m., local time, for the purpose of considering and voting upon:

     1.  A proposal to elect the directors of the Company;

     2. A proposal to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2000; and

     3. Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Shareholders of record at the close of business on March 20, 2000 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                        By Order of the Board of Directors,

                                        /s/CHERIE M. FUZZELL
                                        Cherie M. Fuzzell
                                        Senior Vice President, General Counsel
                                        and Secretary

Atlanta, Georgia
April 26, 2000

                                NOVA CORPORATION
                             ONE CONCOURSE PARKWAY
                                   SUITE 300
                             ATLANTA, GEORGIA 30328
                               ------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 2000
                               ------------------

     This Proxy Statement is furnished to the shareholders of NOVA Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2000 Annual Meeting of Shareholders of the Company (the "Annual Meeting") and any adjournments or postponements thereof. The Annual Meeting will be held at the offices of the Company, One Concourse Parkway, Suite 300, Atlanta, Georgia on Wednesday, May 24, 2000, at 10:00 a.m., local time.

     The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders of the Company is April 26, 2000.

                                     VOTING

GENERAL

     The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $0.01 par value per share ("Common Stock"), with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is March 20, 2000 (the "Record Date"). On the Record Date, approximately 69,491,465 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of all votes cast "FOR" or "AGAINST" and abstentions (including instructions to withhold authority to vote) will be used.

     In voting for the proposal to elect directors (Proposal 1), shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Georgia law, instructions to withhold authority to vote will not be counted and will have no effect. Pursuant to the Company's Articles of Incorporation, the Company's Common Stock may be voted cumulatively in the election of directors. When cumulative voting is in effect, the right to vote cumulatively means that each shareholder entitled to vote in the election of directors shall be entitled to as many votes as shall equal the number of shares of Common Stock held by the shareholder as of the Record Date multiplied by the number of directors to be elected and may cast all such votes for a single nominee or may distribute them among two or more nominees. Cumulative voting will not be in effect unless a shareholder intending to vote cumulatively gives separate written notice to the Secretary of the Company not less than 48 hours before the time for the Annual Meeting, stating that such shareholder intends to vote his or her shares cumulatively, which notice will be announced at the Annual Meeting before the voting. Instructions with respect to cumulative voting on the proxy card do not constitute notice of an election that a shareholder intends to vote his or her shares cumulatively. In the event that cumulative voting is in effect for the election of directors, the proxies are authorized to cumulate votes so as to elect the maximum number of nominees, subject to instructions to withhold votes with respect to one or more nominees.

     In voting for the proposal to ratify the Board of Directors' appointment of independent accountants for the Company (Proposal 2), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Georgia law, and the votes cast favoring such proposal must exceed the votes cast opposing such proposal, provided a quorum is present. As a result, in accordance with Georgia law, abstentions will not be counted and will have no effect.

     Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

     As of the Record Date, the directors and executive officers of the Company owned or controlled approximately 1,169,892 shares of Common Stock (excluding shares underlying stock options), constituting approximately 1.68% of the Company's outstanding Common Stock.

PROXIES

     In voting with regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With regard to the proposal to ratify the appointment of independent accountants, shareholders may vote in favor of or against the proposal or may abstain from voting. Shareholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by shareholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2 AS SET FORTH ON THE PROXY CARD. In the event cumulative voting is in effect with respect to Proposal 1, the proxy card confers discretionary authority on the persons named as proxies to cumulate the votes so as to elect the maximum number of nominees. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company at the principal office of the Company, by delivering a later dated proxy card or by voting in person at the Annual Meeting.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following sets forth information regarding ownership of the Company's outstanding Common Stock by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock,
(ii) each director, (iii) each Named Executive Officer (as defined below), and
(iv) all directors and executive officers as a group. Unless otherwise indicated, this information is as of the Record Date.

                                                                     SHARES             PERCENT
NAME AND POSITION                                             BENEFICIALLY OWNED(1)   OF CLASS(1)
-----------------                                             ---------------------   -----------
T. Rowe Price Associates, Inc...............................        7,464,791(2)         10.74%
  Principal Shareholder
Massachusetts Financial Services Company....................        4,933,891(3)          7.10%
  Principal Shareholder
Harris Associates L.P.......................................        3,851,100(4)          5.54%
  Principal Shareholder
Edward Grzedzinski..........................................          892,721(5)          1.28%
  Chairman of the Board, President and Chief Executive
     Officer
Pamela A. Joseph............................................          197,623(6)             *
  Director and Senior Executive Vice President of the
  Company, President and Chief Operating Officer--NOVA
  Information Systems, Inc.
Nicholas H. Logan...........................................           35,000(7)             *
  Senior Executive Vice President
Philip J. Mazzilli..........................................              -0-(8)            --
  Former Executive Vice President and Chief Financial
     Officer
John M. Perry...............................................           50,000(9)             *
  Former Senior Executive Vice President of the Company;
  Former President and Chief Operating Officer--NOVA
  Information Systems, Inc.
Rebecca L. Powell...........................................          157,683(10)            *
  Executive Vice President
Charles T. Cannada..........................................           10,000(11)            *
  Director
Gregory S. Daily............................................        1,188,802(12)         1.70%
  Vice Chairman of the Board
David M. Ivey...............................................            2,000                *
  Director Nominee
Stephen D. Kane.............................................           43,238(13)            *
  Director
Dr. Henry Kressel...........................................          212,065(14)            *
  Director
George M. Miller, II........................................              875(15)            *
  Former Director
Stephen E. Wall.............................................            2,000(16)            *
  Director
All directors and executive officers as a group (10
  persons)..................................................        2,417,134(17)         3.42%

-------------

  *  Less than 1% of the outstanding Common Stock.
(1) Includes shares of Common Stock which the named shareholder has a right to acquire, upon the exercise of options, within 60 days following the Record Date. Such shares receivable upon the exercise of options are deemed outstanding for purposes of completing the percentage ownership of the person holding such shares, but are not deemed outstanding for purposes of computing the percentage ownership of any other person shown in the table. For purposes of determining such information for all directors and executive officers as a group, such shares receivable upon exercise of options held by all directors and executive officers are deemed to be outstanding for purposes of computing the percentage ownership of the group.
(2) As reported in Schedule 13G Amendment No. 2 dated April 10, 2000 filed with the Securities and Exchange Commission (the "SEC") by T. Rowe Price Associates, Inc. ("Price Associates"). These securities are owned by various individual and institutional investors, to which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.
(3) As reported in Schedule 13G dated February 11, 2000 filed with the SEC by Massachusetts Financial Services Company. The address for Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116.
(4) As reported in Schedule 13G dated January 17, 2000 filed with the SEC by Harris Associates L.P and its general partner, Harris Associates Inc.. The address for Harris Associates L.P. and Harris Associates Inc. is Two North LaSalle Street, Suite 500, Chicago, Illinois 60602.
(5) Includes 808 shares held by Mr. Grzedzinski's spouse as custodian for a minor child and 808 shares held by Mr. Grzedzinski's daughter. Also includes 503,081 shares that Mr. Grzedzinski may acquire, upon the exercise of options, within 60 days following the Record Date, but does not include additional shares that Mr. Grzedzinski may acquire upon the exercise of options which will not be exercisable within the aforementioned 60-day period.
(6) Includes 138,000 shares that Ms. Joseph may acquire, upon the exercise of options, within 60 days following the Record Date, but does not include additional shares that Ms. Joseph may acquire upon the exercise of options which will not be exercisable within the aforementioned 60-day period.
(7) Includes 35,000 shares that Mr. Logan may acquire, upon the exercise of options, within 60 days following the Record Date, but does not include additional shares that Mr. Logan may acquire upon the exercise of options which will not be exercisable within the aforementioned 60-day period.
(8) Mr. Mazzilli resigned from his position as Executive Vice President and Chief Financial Officer in February 2000.
(9) Includes 50,000 shares that Mr. Perry may acquire, upon the exercise of options, within 60 days following the Record Date. Mr. Perry resigned from his position as Senior Executive Vice President of the Company and President and Chief Operating Officer of NOVA Information Systems, Inc. in February 2000.
(10) Includes 116,500 shares that Ms. Powell may acquire, upon the exercise of options, within 60 days following the Record Date, but does not include additional shares that Ms. Powell may acquire upon the exercise of options which will not be exercisable within the aforementioned 60-day period.
(11) Does not include additional shares that Mr. Cannada may acquire upon the exercise of options which will not be exercisable within 60 days following the Record Date.
(12) Includes 499,976 shares that Mr. Daily may acquire, upon the exercise of options, within 60 days following the Record Date, but does not include additional shares that Mr. Daily may acquire upon the exercise of options which will not be exercisable within the aforementioned 60-day period. See 'Executive Compensation--Compensation Agreements--Separation Agreement."
(13) Includes 43,060 shares that Mr. Kane may acquire, upon the exercise of options, within 60 days following the Record Date, but does not include additional shares that Mr. Kane may acquire upon the exercise of options which will not be exercisable within the aforementioned 60-day period.
(14) Includes 191,440 shares owned by Warburg, Pincus & Co. ("WP"), a general partnership, of which Dr. Kressel is a partner. Dr. Kressel may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares owned by WP. Dr. Kressel disclaims beneficial ownership of these shares.
(15) Includes 875 shares that Mr. Miller may acquire, upon the exercise of options, within 60 days following the Record Date, but does not include additional shares that Mr. Miller was entitled to acquire upon the exercise of options which will not be exercisable within the aforementioned 60-day period. Mr. Miller resigned from the Board of Directors of the Company on April 13, 2000.
(16) Includes 1,000 shares that Mr. Wall may acquire, upon the exercise of options, within 60 days following the Record Date, but does not include additional shares that Mr. Wall may acquire upon the exercise of options which will not be exercisable within the aforementioned 60-day period.
(17) Includes 1,247,242 shares that may be acquired, upon the exercise of options, within 60 days following the Record Date.

                       PROPOSAL 1--ELECTION OF DIRECTORS

NOMINEES

     In accordance with the Bylaws of the Company, the Board of Directors of the Company has fixed the number of directors at eight. Directors are elected annually by the shareholders for a term of one year or until their respective successors have been elected.

     The Board of Directors has nominated the following persons to serve as directors until the next Annual Meeting of Shareholders or until their respective successors are elected. All of the nominees presently are members of the Board of Directors, with the exception of David Ivey. Each of the nominees has consented to serve a one year term if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the persons named as proxies will vote the shares represented by all valid proxy cards for such substitute nominees, or to allow the vacancies created thereby to remain open until filled by the Board, as the Board of Directors recommends.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE EIGHT NOMINEES NAMED BELOW AS DIRECTORS OF THE COMPANY.

     Set forth below is certain information regarding each of the nominees. Unless otherwise indicated, the information is as of April 1, 2000.

     Edward Grzedzinski. Mr. Grzedzinski, 45, has served with the Company or its predecessor since February 1991, most recently as Chairman of the Board of Directors, President and Chief Executive Officer. He co-founded the Company's predecessor and wholly-owned subsidiary, NOVA Information Systems, Inc. ("NOVA Information Systems") as its Chief Operating Officer in 1991 and was named Chief Executive Officer in September 1995. From October 1990 to February 1991, Mr. Grzedzinski served as an officer of Phoenix Consulting Group, Inc., a transaction processing consulting company. Mr. Grzedzinski has over 13 years experience in the bankcard industry.

     Charles T. Cannada. Mr. Cannada, 41, has served with the Company or its predecessor as a member of the Board of Directors since January 1995. Mr. Cannada is currently serving as interim Chief Financial Officer of the Company following the resignation of Philip J. Mazzilli in February 2000 and is assisting the Company in its search for a new Chief Financial Officer. Mr. Cannada served with MCI WorldCom, a publicly-held long distance telecommunications firm from October 1989 until February 2000, at which time he left to pursue private investments.

     Gregory S. Daily. Mr. Daily, 41, has served as Vice Chairman of the Board of Directors of the Company since the Company's acquisition of PMT Services, Inc. ("PMT") in September 1998. Mr. Daily served with PMT from August 1984 to December 1998, most recently as President.

     David M. Ivey. Mr. Ivey, 50, has served as a partner of Long Aldridge & Norman, LLP, a law firm, since 1983. He has served the Company and its predecessor, on behalf of Long Aldridge & Norman LLP, since 1992.

     Pamela A. Joseph. Ms. Joseph, 41, has served with the Company or its predecessor since July 1994, most recently as director and President and Chief Operating Officer of NOVA Information Systems. Prior to joining the Company, Ms. Joseph served for over two years as Director, New Market Development, for VISA and for eight years in various management positions at Wells Fargo Bank.

     Stephen D. Kane. Mr. Kane, 56, has served as a director of the Company since the Company's acquisition of PMT in September 1998. Prior to the acquisition, Mr. Kane had served as a director of PMT since April 1997. Mr. Kane is Chairman and Chief Executive Officer of International Payment Services, L.L.C. ("IPS"), a privately-held company providing payment services in the United States and Canada. Prior to founding IPS in 1999, Mr. Kane served as President of Stephen D. Kane Enterprises L.L.C., a privately-held business consulting firm, since December 1995. Previously, Mr. Kane was employed by First Financial

Management Company from November 1987 to November 1995, most recently as Vice Chairman and Chief Administrative Officer.

     Dr. Henry Kressel. Dr. Kressel, 66, has served as a director of the Company or its predecessor since November 1991. Dr. Kressel has served with E.
M. Warburg, Pincus & Co., Inc., an investment firm, since 1983, most recently as Managing Director. Dr. Kressel also serves as a director of EarthWeb Inc. and Alysis Technologies, Inc., each a publicly-held software development company, and other privately held companies.

     Stephen E. Wall. Mr. Wall, 57, served with KeyCorp, a bank holding company, from 1970 until his retirement in January 1999, most recently as Executive Vice President. Mr. Wall has over 30 years experience in the financial services industry.

DIRECTOR COMPENSATION

     Directors of the Company, other than (i) directors who are also employees of the Company (or its subsidiaries) and (ii) directors who are affiliates of Warburg Investors, receive a retainer of $2,000 per month for service as a director. Additionally, such directors are entitled to receive $1,000 for attendance at and participation in each Board of Directors meeting (whether in person or by telephone), and $500 for attendance at and participation in each committee meeting (whether in person or by telephone). Directors receive reimbursement for their expenses incurred in connection with travel to and from a meeting.

     The NOVA Corporation 1996 Directors Stock Option Plan, as amended and restated (the "Directors Plan"), provides for stock options to be granted to outside directors of the Company as partial compensation for their service on the Board. The number of options to be granted to each such director is determined as follows: (i) upon an eligible director's initial election to the Board, an option to purchase 2,000 shares of Common Stock; and (ii) upon beginning any term of service as a director, an option to purchase a number of shares equal to a fraction, the numerator of which is 2,000 multiplied by the number of full or partial months to be served in such term, and the denominator of which shall be 12. The Board of Directors administers the Directors Plan subject to certain limitations.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     General. The Board of Directors of the Company conducts its business through meetings of the full Board and through two committees of the Board: an Audit Committee and a Compensation Committee. During the fiscal year ended December 31, 1999, the Board of Directors of the Company met five times, the Compensation Committee met four times, and the Audit Committee met two times. All directors attended at least 75% of the meetings of the Board of Directors and the Committees on which they served in 1999.

     The Board of Directors as a whole functions as the nominating committee to select management's nominees for election as directors of the Company.

     Audit Committee. The Audit Committee is responsible for reviewing the audit plan with the Company's independent accountants, the scope and results of their audit engagement and the accompanying management letter; reviewing the scope and results of the Company's internal auditing procedures; consulting with the independent accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; and reviewing the independence of the independent accountants. Currently, Mr. Cannada and Mr. Kane are members of the Audit Committee. In addition, George Miller, a former director, served as a member of the Audit Committee during 1999.

     Compensation Committee. The purpose of the Compensation Committee is to make recommendations to the Board of Directors regarding matters of compensation. Mr. Cannada, Mr. Kane and Mr. Wall are members of the Compensation Committee. During 1999, the Compensation Committee administered the NOVA Corporation 1991 Stock Option and Stock Appreciation Rights Plan, as amended (the "1991 Option Plan"), the NOVA Corporation 1996 Employees Stock Incentive Plan, as amended (the "1996 Stock Incentive Plan") and the NOVA Corporation Deferred Compensation Plan.

     Compensation Committee Interlocks and Insider Participation. Mr. Cannada, Mr. Kane and Mr. Wall currently serve as members of the Compensation Committee. There are no Compensation Committee interlocking relationships.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors, officers and persons who beneficially own more than 10% of the Company's Common Stock ("Reporting Persons") file certain reports concerning their beneficial ownership of the Company's Common Stock. The Company believes that during 1999 all Reporting Persons complied with their Section 16(a) filing obligations in a timely manner.

REPORT OF THE COMPENSATION COMMITTEE

     General. The Compensation Committee of the Board of Directors of the Company is responsible for evaluating the compensation of the Company's executive officers, and establishing the guidelines of the Company's compensation policies with respect to its executive officers. Additionally, during 1999, the Compensation Committee administered the 1991 Option Plan and the 1996 Stock Incentive Plan, pursuant to which the Company has granted employee stock options on a broad basis to its full-time employees, and the NOVA Corporation Deferred Compensation Plan.

     The Company's compensation policy for executive officers is based on the following principles:

     - Base salaries are competitive with other similarly situated executives of companies of comparable size as well as companies within the same industry.

     - Annual incentive compensation is based on the Company's performance and realization of its financial goals during the fiscal year, both on a Company wide basis as well as within the individual executive's area of management.

     - Long term incentive compensation, in the form of stock options or similar vehicles, will encourage and motivate the executive officers toward the consistent achievement of financial and other operational goals, thereby increasing shareholder value on a long term basis.

     Base Salaries. Base salary is an executive officer's annual rate of pay without regard to any other factors. With respect to Messrs. Grzedzinski, Logan, Mazzilli and Perry, and Ms. Joseph and Ms. Powell, base salaries were determined in accordance with the terms of their respective employment agreements and are required to be reviewed on an annual basis, although there is no requirement for an annual increase. The Company strives to set base salaries at levels which are competitive with companies of comparable size, consistent with the compensation practices of other companies within the same industry.

     Annual Incentive Compensation. Annual incentive compensation is paid to the executive officers based upon a bonus plan which is approved by the Compensation Committee each year (the "Bonus Plan"). The Bonus Plan entitles the executive officers to earn a percentage of their respective base salaries based upon the achievement of financial goals of the Company, as well as achievement of certain operational goals by the individuals. Pursuant to their employment agreements, for 1999, Messrs. Logan, Perry and Mazzilli, and Ms. Joseph and Ms. Powell, were each eligible to receive up to 100% of their respective base salaries in the form of annual incentive compensation. For 1999, each of these officers, other than Ms. Joseph, received incentive compensation of 32% of their respective base salaries. Ms. Joseph has waived her bonus compensation for 1999. Mr. Grzedzinski, pursuant to his employment agreement, was eligible to receive annual incentive compensation of at least 50% and up to 150% of his base salary. Mr. Grzedzinski has waived his bonus compensation for 1999.

     Long Term Incentive Compensation. The Compensation Committee has granted employee stock options to its executive officers to encourage and motivate these officers to achieve, on a consistent and long term basis, financial goals that are consistent with the interests of the shareholders of the Company. The Compensation Committee believes this approach is a particularly good method to ensure that the interests of the executive officers are aligned with those of the Company's shareholders, and the longer term nature of the compensation encourages executive officers to focus on long term goals in addition to short term goals.

     Compensation Paid in 1999 to the Chief Executive Officer. Edward Grzedzinski has served as the Company's Chairman, President and Chief Executive Officer since the Company's formation in December 1995. Mr. Grzedzinski has also served in these capacities with respect to the Company's predecessor and wholly-owned subsidiary, NOVA Information Systems, from September 1995 until February 1999. Mr. Grzedzinski continues to serve as Chairman and Chief Executive Officer of NOVA Information Systems. Mr. Grzedzinski and NOVA Corporation entered into a written employment agreement dated June 16, 1999 (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, Mr. Grzedzinski is entitled to receive an annual base salary of not less than $540,000, which may be adjusted from time to time at the discretion of the Compensation Committee. For the year ended December 31, 1999, Mr. Grzedzinski received total base compensation of $540,000. Mr. Grzedzinski is entitled to receive an annual cash bonus of at least 50% and up to 150% of his base salary, dependent upon the achievement of certain specific financial and other goals. Mr. Grzedzinski waived his bonus compensation for the year ended December 31, 1999. With respect to long term incentive compensation, during 1999, the Compensation Committee granted to Mr. Grzedzinski employee stock options to purchase 325,000 shares of Common Stock. During 1999, the Compensation Committee authorized a special discretionary contribution of $423,000 to the NOVA Corporation Deferred Compensation Plan on behalf of Mr. Grzedzinski. This amount will vest over four years. See "Executive Compensation--NOVA Corporation Deferred Compensation Plan."

     Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits the deductibility for federal income tax purposes of annual compensation paid by a publicly-held corporation to its chief executive officer and four other highest paid executives for amounts in excess of $1 million, unless certain conditions are met. The Company does not anticipate that it will incur any adverse consequences from Section 162(m) of the Code based on its current executive compensation arrangements. The Company expects to consider the impact of Section 162(m) of the Code in setting executive compensation in the future.

     The Compensation Committee believes that the executive compensation policies serve the best interests of the shareholders and of the Company. A significant portion of the compensation of the executive officers is directly related to and commensurate with the performance of the Company.

NOVA CORPORATION COMPENSATION COMMITTEE
Charles T. Cannada
Stephen D. Kane
Stephen E. Wall

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock over the period beginning May 8, 1996 (the completion of the Company's initial public offering) and ending December 31, 1999, with the cumulative total return of (i) the Standard & Poor's 500 Stock Index and (ii) an index composed of publicly-held companies which share the same standard industry classification as the Company.

     Cumulative total return values were calculated based on an assumed investment of $100.00 at the beginning of the period and assuming reinvestment of dividends. The return shown for the Common Stock is not necessarily indicative of future performance.

                            STOCK PERFORMANCE GRAPH

                        COMPARE CUMULATIVE TOTAL RETURN
                            AMONG NOVA CORPORATION,
                          S&P INDEX AND SIC CODE INDEX

                                                    NOVA CORPORATION             SIC CODE INDEX               S&P 500 INDEX
                                                    ----------------             --------------               -------------
5/08/96                                                  100.00                      100.00                      100.00
12/31/96                                                  75.97                       95.49                      115.00
12/31/97                                                  85.84                       99.98                      153.37
12/31/98                                                 119.10                       74.28                      197.20
12/31/99                                                 108.37                      105.56                      238.70

                      ASSUMES $100 INVESTED ON MAY 8, 1996
                          ASSUMES DIVIDENDS REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1999

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded or paid for the fiscal years ended December 31, 1997, 1998 and 1999 to the Company's Chief Executive Officer and the four other most highly compensated executive officers whose total annual salary and bonus for the fiscal year ended December 31, 1999, exceeded $100,000. In addition, the table includes compensation information for Rebecca J. Powell who would have been included in the preceding category but for the fact that she was not serving as an executive officer of the Company as of December 31, 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                   ---------------------------------------    --------------------------
                                                                                        AWARDS
                                                                   OTHER      --------------------------     ALL
                                                                   ANNUAL     RESTRICTED    SECURITIES      OTHER
                                                                  COMPEN-       STOCK       UNDERLYING     COMPEN-
   NAME AND PRINCIPAL POSITION     YEAR   SALARY(1)   BONUS(2)     SATION      AWARD(S)    OPTIONS(#)(3)   SATION
   ---------------------------     ----   ---------   --------    --------    ----------   -------------   -------
Edward Grzedzinski...............  1999   $540,000    $     --(4) $424,619(5)       --        325,000      $   --
  Chairman, President and          1998    405,162          --(6)    1,145(7)       --        200,000          --
  Chief Executive Officer          1997    298,077     156,000         635(7)       --         50,000          --
Pamela A. Joseph.................  1999   $266,106    $     --(8) $     --          --         40,000      $   --
  Senior Executive Vice
    President;                     1998    156,250      79,687          --          --        200,000          --
  President and Chief Operating    1997    127,116      43,750          --          --         50,000          --
  Officer--NOVA Information
  Systems, Inc.
Nicholas H. Logan................  1999   $294,231    $ 93,764    $  2,423(7)       --         40,000      $4,721(9)
  Senior Executive Vice            1998     79,933     131,407          --          --        100,000          --
  President                        1997         --          --          --          --             --          --
Philip J. Mazzilli...............  1999   $158,654    $ 88,000    $     --      25,000(11)     75,000      $   --
  Former Executive Vice President  1998         --          --          --          --             --          --
  and Chief Financial Officer(10)  1997         --          --          --          --             --          --
John M. Perry....................  1999   $291,923    $ 92,975    $  2,847(7)       --         40,000      $   --
  Former Senior Executive Vice     1998    233,077     122,400       1,898(7)       --        200,000          --
  President; Former President and  1997    202,308     104,000         767(7)       --         75,000          --
  Chief Operating Officer--
  NOVA Information
  Systems, Inc.(12)
Rebecca L. Powell................  1999   $166,885    $ 53,186    $  3,000(7)       --         35,000      $   --
  Executive Vice President         1998    142,154      72,930       2,000(7)       --        200,000          --
                                   1997    110,192      38,500         811(7)       --         50,000          --

-------------

(1) Base salary compensation earned in the year shown, including amounts deferred at the election of the officer pursuant to the NOVA Corporation 401(k) and Profit Sharing Plan (the "401(k) Plan").
(2) Bonus compensation attributable to the year shown (although in certain cases such amounts were paid in the following year).
(3) Represents employee stock options granted to the Named Executive Officer for the fiscal years ended December 31, 1997, 1998 and 1999. The Company has not issued any stock appreciation rights.
(4)  Mr. Grzedzinski has waived his bonus compensation for fiscal year 1999.
(5) The Compensation Committee authorized a discretionary cash contribution of $423,000 to the NOVA Corporation Deferred Compensation Plan in 1999 on behalf of Mr. Grzedzinski. This amount will vest over four years. Also represents an employer matching contribution of $1,619 to Mr. Grzedzinski's account pursuant to the 401(k) Plan.
(6)  Mr. Grzedzinski waived his bonus compensation for fiscal year 1998.
(7) Represents employer matching contribution to the Named Executive Officer's account pursuant to the 401(k) Plan for the fiscal year shown.
(8)  Ms. Joseph has waived her bonus compensation for fiscal year 1999.

(9) Represents reimbursed expenses and the reimbursement of additional income taxes, all attributable to the relocation of Mr. Logan to Nashville, Tennessee in connection with Mr. Logan's joining the Company in October 1998.
(10) Mr. Mazzilli resigned from the Company in February 2000.
(11) Represents shares of restricted stock granted to Mr. Mazzilli in connection with his employment with the Company. Such shares vested in their entirety on the third anniversary of the date of grant, provided that Mr. Mazzilli was employed by the Company as of that date. Mr. Mazzilli's interest in these shares terminated upon Mr. Mazzilli's resignation from the Company.
(12) Mr. Perry resigned from the Company in February 2000.

COMPENSATION AGREEMENTS

  Employment Agreements

     Mr. Grzedzinski has entered into a written employment agreement with the Company effective June 16, 1999 (the "CEO Employment Agreement"). Pursuant to the CEO Employment Agreement, Mr. Grzedzinski is employed by the Company as President and Chief Executive Officer and serves as Chairman of the Board of Directors. Currently, Mr. Grzedzinski receives an annual base salary of $540,000, as may be adjusted from time to time by the Compensation Committee of the Board of Directors (but which shall be reviewed at least annually at the beginning of each fiscal year). In addition, Mr. Grzedzinski has the opportunity to earn at least 50% and up to 150% of his base salary as bonus compensation based upon the Company's achievement of specific net income objectives and other financial and non-financial objectives mutually agreed upon by Mr. Grzedzinski and the Compensation Committee. Mr. Grzedzinski is entitled to participate in all of the Company's employee benefit plans and programs, including any stock option plans adopted by the Board of Directors or the Compensation Committee of the Board of Directors of the Company. The CEO Employment Agreement has an initial term of three years and automatically renews for successive three-year terms unless either party provides written notice to the other party of intent not to renew at least 90 days before the expiration of the then-current term.

     Mr. Grzedzinski's employment with the Company shall terminate upon any of the following events:

     (i) upon the discharge of Mr. Grzedzinski by the Company for "cause" (as defined in the CEO Employment Agreement);

     (ii)  upon Mr. Grzedzinski's death;

     (iii) upon Mr. Grzedzinski's physical or mental incapacitation (after 90 days prior written notice by the Company to Mr. Grzedzinski);

     (iv) upon termination of the CEO Employment Agreement after 90 days prior written notice by Mr. Grzedzinski to the Company (i.e., termination by Mr. Grzedzinski without cause);

     (v) upon termination of the CEO Employment Agreement after 90 days prior written notice by the Company to Mr. Grzedzinski (i.e., termination by the Company without cause); or

     (vi) upon termination of the CEO Employment Agreement after 30 days prior written notice by Mr. Grzedzinski to the Company of the occurrence of a "Responsibilities Breach" (as defined below), and the Company fails to cure the Responsibilities Breach within a designated period of time.

     A "Responsibilities Breach" occurs in the event that (i) there is a material diminution in Mr. Grzedzinski's duties and responsibilities; (ii) Mr. Grzedzinski is required to relocate to an office that is more than 35 miles from his current office; (iii) there is a reduction in Mr. Grzedzinski's base salary, a materially adverse change in the terms of his incentive compensation plan, or a material reduction in the benefits provided to Mr. Grzedzinski; or (iv) the Company materially breaches the CEO Employment Agreement.

     Upon termination of Mr. Grzedzinski's employment by the Company without cause, or the termination or expiration of the CEO Employment Agreement, for whatever reason, within three years after a "Change in Control", as that term is defined in the CEO Employment Agreement, Mr. Grzedzinski shall receive the following payments and benefits: (i) accrued but unpaid base salary and bonus compensation due through the termination date, together with all other benefits required to be provided to Mr. Grzedzinski and his dependents under contract and applicable law; (ii) a lump sum cash payment equal to three times his "Annual Compensation" (as defined in the CEO Employment Agreement) to be paid within 15 days of the termination date; (iii) the immediate vesting of all outstanding stock options and restricted stock and all amounts contributed to the NOVA Corporation Deferred Compensation Plan; (iv) all benefits normally available under the CEO Employment Agreement shall remain available until the earlier of three years from the termination date or Mr. Grzedzinski's acceptance of employment with another employer; and (v) a "gross-up payment" as defined in the CEO Employment Agreement.

     Upon termination of Mr. Grzedinzski's employment or the expiration or termination of the CEO Employment Agreement as a result of (i) a Responsibilities Breach, as previously defined; (ii) Mr. Grzedzinski's death or physical or mental incapacitation; or (iii) non-renewal by the Company (other than within three years of a "Change in Control"), Mr. Grzedzinski shall receive the following payments and benefits: (i) accrued but unpaid base salary and bonus compensation due through the termination date, together with all other benefits required to be provided to Mr. Grzedzinski and his dependents under contract and applicable law; (ii) a cash payment equal to three times his Annual Compensation to be paid in 24 equal monthly installments; (iii) the immediate vesting of all outstanding stock options and restricted stock and all amounts contributed to the NOVA Corporation Deferred Compensation Plan; and (iv) all benefits normally available under the CEO Employment Agreement shall remain available until the earlier of three years from the termination date or Mr. Grzedzinski's acceptance of employment with another employer.

     In the event that Mr. Grzedzinski's employment terminates under any of the circumstances outlined above, Mr. Grzedzinski agrees for a period of two years after termination of his employment (i) not to use or disclose any confidential information of the Company; (ii) not to obtain any interest in any entity (other than a less than 5% interest in a corporation) which provides credit card or debit card transaction processing services within the United States; (iii) not to provide managerial, executive, advisory, consulting, sales or marketing services relating to credit card or debit card transaction processing to any person or entity providing such processing services within the United States;
(iv) not to solicit or contact, for the purpose of providing products or services similar to those provided by the Company, any customer, merchant, associate bank or independent sales organization of the Company with whom Mr. Grzedzinski had material contact, or about whom Mr. Grzedzinski learned material information, during the last 12 months of Mr. Grzedzinski's employment with the Company; (v) not to persuade or attempt to persuade any such persons or entities, including vendors or suppliers, to terminate or modify their relationship with the Company; and (vi) not to persuade or attempt to persuade any person who is in a sales or management position with the Company, and who was employed by the Company on the date of Mr. Grzedzinski's termination, to terminate or modify his or her employment relationship with the Company.

     Upon termination of Mr. Grzedzinski's employment or the termination or expiration of the CEO Employment Agreement (i) by the Company for cause; (ii) by Mr. Grzedzinski without cause, or (iii) as a result of nonrenewal of the CEO Employment Agreement by Mr. Grzedzinski, Mr. Grzedzinski shall receive the following payments and benefits: (i) accrued but unpaid base salary and bonus compensation due through the termination date, together with all other benefits required to be provided to Mr. Grzedzinski and his dependents under contract and applicable law; (ii) a cash payment equal to his "Termination Base Salary" (as defined in the CEO Employment Agreement) payable in twelve equal monthly installments; and (iii) payment of COBRA premiums, to the extent that Mr. Grzedzinski and/or his dependents are eligible for such coverage.

     In the event that Mr. Grzedzinski's employment terminates under any of the circumstances outlined immediately above, Mr. Grzedzinski shall be obligated to comply with the confidentiality, non-solicitation and non-competition provisions of the CEO Employment Agreement for a period of one year following termination of employment. The Company also has the option of requiring Mr. Grzedzinski to comply with such provisions for a period of two years following the date of termination. If the Company shall elect to do so, the Company shall give notice to Mr. Grzedzinski within 90 days of the date of termination and shall pay him an amount equal to his Annual Compensation payable in twelve equal monthly installments.

     Each of Ms. Joseph, Mr. Logan and Ms. Powell (each, an "Executive") has entered into a written employment agreement with the Company effective February 15, 1999 (collectively, the "Executive Employment Agreements"). Pursuant to the Executive Employment Agreements, Ms. Joseph is employed as Senior Executive Vice President of the Company, Mr. Logan is employed as Senior Executive Vice President of the Company, and Ms. Powell is employed as Executive Vice President of the Company.

     Currently, Ms. Joseph, Mr. Logan and Ms. Powell receive annual base salaries of $300,000, $300,000 and $170,000, respectively, as may be adjusted from time to time by the Chief Executive Officer (but which shall be reviewed at least annually in each fiscal year). In addition, each Executive has the opportunity to earn up to 100% of his or her base salary as bonus compensation tied to the performance of the Company. Each Executive is entitled to participate in all of the Company's employee benefit plans and programs, including any stock option plans adopted by the Board of Directors or the Compensation Committee of the Board of Directors of the Company. Each of the Executive Employment Agreements has an initial term of two years and automatically renews for successive one-year terms unless either party provides written notice to the other party of intent not to renew at least 180 days before the expiration of the then-current term.

     An Executive's employment with the Company shall terminate upon any of the following events:

     (i) upon the discharge of the Executive by the Company for "Cause" (as defined in the Executive Employment Agreement);

     (ii)  upon the Executive's death;

     (iii) upon the Executive's physical or mental incapacitation (after thirty days prior written notice by the Company to the Executive);

     (iv) upon termination of the Executive Employment Agreement after thirty days prior written notice by the Executive to the Company (i.e., termination by the Executive without cause);

     (v) upon termination of the Executive Employment Agreement after written notice by the Company to the Executive (i.e., termination by the Company without cause); or

     (vi) upon termination of the Executive Employment Agreement after thirty days prior written notice by the Executive to the Company of the occurrence of a "Responsibilities Breach" (as defined below), and the Company fails to cure the Responsibilities Breach within a designated period of time.

     A "Responsibilities Breach" occurs in the event that (i) there is a material diminution in Executive's duties and responsibilities, subject to certain limitations; (ii) Executive is required to relocate to an office that is more than 35 miles from Executive's current office; (iii) there is a reduction in Executive's base salary, an adverse change in the terms of the Incentive Compensation Plan, or a material reduction in the benefits provided to Executive; or (iv) the Company materially breaches the Executive Employment Agreement.

     Upon termination of an Executive's employment (i) by the Company for "Cause," (ii) by Executive without cause, (iii) by nonrenewal of the Executive Employment Agreement by Executive, or (iv) because Executive "quits" or otherwise voluntarily terminates his or her employment (other than pursuant to a "Responsibilities Breach") (each, a "Termination Exclusion"), such Executive will receive accrued but unpaid base salary and bonus compensation through the date of termination, together with all other benefits payable to Executive and his or her dependents under applicable law.

     Upon termination of an Executive's employment for any reason other than one of the "Termination Exclusions," each Executive Employment Agreement provides for a severance package to be provided to the Executive. This severance package includes:

     - Payment of accrued but unpaid base salary and bonus compensation through the date of termination, together with all other benefits payable to Executive and his or her dependents under applicable law.

     - A cash payment equal to two times Executive's "Annual Base Compensation," payable over twenty-four (24) months (unless such termination occurs within two years after a "Change in Control" of the Company (as defined in the Executive Employment Agreement) in which event the entire amount is paid in one lump sum within 30 days of termination). "Annual Base Compensation" is the greater of (i) Executive's base salary on the date of termination, or (ii) the greatest base salary of Executive in effect during the calendar year immediately prior to the calendar year in which the date of termination occurs.

     - A supplemental cash payment equal to Executive's bonus compensation earned for the calendar year immediately preceding the year in which the termination date occurs, prorated to reflect the number of days Executive was employed by the Company in the year in which termination occurs. The supplemental payment is to be paid to Executive at the same time as the bonus payment for the prior year; if such bonus payment has already been made, then the supplemental payment is to be paid to Executive within 30 days of the date of termination.

     - Immediate vesting and exercisability, upon notice of termination, of all stock options, restricted stock and other similar rights that have been granted to Executive as of the date of termination.

     - Continuation of the medical, dental, vision, prescription drug, wellness, or other health care or medical insurance, life insurance and disability insurance coverages provided to Executive immediately prior to termination. Such coverage shall continue until the earlier to occur of (i) the expiration of the "Severance Period" (as defined below), or
        (ii) Executive's employment by another company providing such coverage.

     In circumstances where the severance package is provided to Executive, such Executive agrees for a period of two years after termination of employment (the "Severance Period") (i) not to use or disclose any confidential information of the Company; (ii) not to solicit or contact, for the purpose of providing similar products or services, any customer, merchant, associate bank or independent sales organization of the Company with whom Executive had material contact, or about whom Executive learned material information, during the last 12 months of Executive's employment with the Company; (iii) not to persuade or attempt to persuade any such persons or entities, including vendors or suppliers, to terminate or modify their relationship with the Company; (iv) not to become employed by, perform services for, or have a financial interest in, any other business which will compete with the Company in providing credit card and debit card transaction processing services within the United States; and (v) not to persuade or attempt to persuade any person who is in a sales or management position with the Company, and who was employed by the Company on the date of Executive's termination, to terminate or modify his or her employment relationship with the Company. In the event that an Executive's employment is terminated for one of the Termination Exclusions, the Company has the option of requiring the Executive to comply with the non-disclosure, non-solicitation and non-competition provisions of his or her Executive Employment Agreement for a period of either one year or two years following the date of termination. If the Company shall elect to do so, the Company shall give notice to Executive within 30 days of the date of termination, and pay Executive an amount equal to one year's base salary or two years' base salary, respectively, payable in twelve or 24 equal monthly payments, respectively.

     Each of Mr. Perry and Mr. Mazzilli entered into an employment agreement with the Company, effective February 15, 1999 and June 8, 2000, respectively, which is substantially similar to the Executive Employment Agreements described above. Pursuant to his employment agreement, Mr. Perry was employed as Senior Executive Vice President of the Company and President and Chief Operating Officer of NOVA Information Systems. At the time of his resignation, Mr. Perry was receiving an annual base salary of $300,000. Pursuant to his employment agreement, Mr. Mazzilli was employed as Chief Financial Officer of the Company and, at the time of his resignation, was receiving an annual base salary of $275,000. The Company elected not to require either Mr. Perry or Mr. Mazzilli to comply with the non-disclosure, non-solicitation and non-competition provisions of his respective Executive Employment Agreement.

  Separation Agreement

     Mr. Daily was a party to a written employment agreement with the Company dated June 17, 1998, effective upon consummation of the Company's acquisition of PMT Services, Inc. ("PMT"), pursuant to which Mr. Daily was employed as Vice Chairman of the Board of Directors of the Company and President of PMT. Mr. Daily entered into a separation agreement with the Company effective December 31, 1998 (the "Separation Agreement"). Pursuant to the Separation Agreement, Mr. Daily voluntarily terminated his employment with the Company as of December 31, 1998, although he currently continues to serve as Vice Chairman of the Company's Board of Directors.

     Under the terms of the Separation Agreement, Mr. Daily has executed a General Release and Covenant Not to Sue Agreement which entitles Mr. Daily to receive certain remuneration in addition to the general compensation and benefits to which he is entitled based upon his employment with the Company. The additional remuneration (which is consistent with agreed-upon amounts to be paid pursuant to the terms of his employment agreement) consists of:

     - three lump sum cash payments of $600,000, $810,000 and $810,000 payable on or before December 31, 1999, 2000, and 2001, respectively;

     - all outstanding vested stock options shall continue to be exercisable through the period ending 90 days after service as a member of the Company's Board of Directors terminates;

     - an additional 200,000 unvested stock options granted October 30, 1998 shall continue to vest pursuant to the original vesting schedule so long as he serves as a member of the Company's Board of Directors; and

     - for any period of time during which he and his dependents are eligible to continue their coverage under any group health plan of the Company, the Company shall reimburse him for the monthly premiums (provided that such reimbursement shall not extend beyond two years after his termination of employment).

     In addition, Mr. Daily agreed that, during his service as a member of the Company's Board of Directors and for a period of two years after termination of such service, he shall not use or disclose any proprietary or confidential information of the Company other than on behalf of the Company (or its related entities). Mr. Daily further agreed, for a period of two years following the date of termination of employment (i) not to solicit or contact, for the purpose of providing similar products or services, any customer, merchant, associate bank or independent sales organization of the Company or its related entities (including actively-sought prospects) with whom he had material contact, or about whom he learned material information, during the last 12 months of his service as a member of the Board of Directors of the Company; (ii) not to persuade or attempt to persuade any such persons or entities, including suppliers or vendors, to terminate or modify their relationship with the Company; (iii) not to become employed by, perform services for, or have a financial interest in, any other business which will compete with the Company or its affiliates in providing credit card and debit card transaction processing services within the United States; or (iv) not to persuade or attempt to persuade any person who was employed by the Company (or a related entity) in a sales or management position on the date of his termination of employment, to terminate or modify his or her employment relationship with the Company or its related entities, as the case may be.

DEFERRED COMPENSATION PLAN

     The NOVA Corporation Deferred Compensation Plan (the "Deferred Compensation Plan"), established by the Company as of November 1, 1999, permits participating employees (currently senior vice presidents and above) to elect to defer receipt of a portion of their compensation. The Company also may make discretionary contributions on behalf of participating employees. The Administrative Committee of the Deferred Compensation Plan, which is currently the Compensation Committee of the Board of Directors, may require participating employees to complete a specified number of years of service before they can vest in such discretionary contributions. These deferred amounts are deemed to be invested on behalf of each participating employee in specified hypothetical investment vehicles provided under the Deferred Compensation Plan. The deferred funds are held in a grantor trust established by the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table summarizes (i) the aggregate number of options exercised by the Named Executive Officers during the year ended December 31, 1999, and (ii) the aggregate number and value of options held by the Named Executive Officers at December 31, 1999. The Company has not issued any stock appreciation rights.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                        VALUE REALIZED       OPTIONS AT FISCAL YEAR        IN-THE-MONEY OPTIONS AT
                          SHARES       (MARKET PRICE AT              END(#)                 FISCAL YEAR END($)(1)
                       ACQUIRED ON      EXERCISE LESS      ---------------------------   ---------------------------
        NAME           EXERCISE(#)    EXERCISE PRICE)($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           ------------   ------------------   -----------   -------------   -----------   -------------
Edward Grzedzinski...        -0-                 --          453,081        431,250      $10,291,047    $2,581,641
Pamela A. Joseph.....     17,490           $356,490           87,375        219,125          661,750       918,500
Nicholas H. Logan....        -0-                 --           25,000        115,000           53,125       359,375
John M. Perry........        -0-                 --          147,125        247,375        1,446,031     1,324,719
Philip J. Mazzilli...        -0-                 --              -0-         75,000              -0-       787,500
Rebecca L. Powell....      7,506            188,175           67,125        213,875          351,188       890,438

-------------

(1) Calculated based upon the closing sale price per share of the Common Stock of $31.00 on the New York Stock Exchange on December 31, 1999.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     Options were granted to each of the Named Executive Officers during the fiscal year ended December 31, 1999, as follows:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                                          -----------------------
                                          % OF TOTAL                              POTENTIAL REALIZABLE VALUE
                            NUMBER OF      OPTIONS                                 AT ASSUMED ANNUAL RATES
                            SECURITIES    GRANTED TO    EXERCISE                 OF STOCK PRICE APPRECIATION
                            UNDERLYING    EMPLOYEES      OR BASE                       FOR OPTION TERM
                             OPTIONS      IN FISCAL       PRICE     EXPIRATION   ----------------------------
           NAME             GRANTED(#)     YEAR(3)      ($/SH)(4)      DATE         5%($)          10%($)
           ----             ----------    ----------    ---------   ----------   ------------   -------------
Edward Grzedzinski........    50,000(1)       2.5%      $ 26.00      4/30/09      $  817,565     $ 2,071,865
                             275,000(2)      13.7%        22.9375    5/06/09       3,966,958      10,053,038
Pamela A. Joseph..........    40,000(1)       2.0%        26.00      4/30/09         654,052       1,657,492
Nicholas H. Logan.........    40,000(1)       2.0%        26.00      4/30/09         654,052       1,657,492
John M. Perry.............    40,000(1)       2.0%        26.00      4/30/09         654,052       1,657,492
Philip J. Mazzilli........    75,000(1)       3.7%        20.50      6/08/09         966,923       2,450,378
Rebecca L. Powell.........    35,000(1)       1.7%        26.00      4/30/09         572,296       1,450,306

-------------

(1) These options were granted pursuant to the 1996 Stock Incentive Plan at the closing sale price of the Common Stock on the New York Stock Exchange on the date of grant. The options vest in four equal annual installments beginning on the first anniversary of the date of grant. Under the terms of the 1996 Stock Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.
(2) The exercise price of these options is the closing sale price of the Common Stock on the New York Stock Exchange on the date of grant. The options vest in four equal annual installments beginning on October 30, 1999.

(3) Represents the percentage of total options granted to all employees in 1999.
(4) The exercise price and tax withholding obligations, related to exercise, may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     David M. Ivey, a director nominee, is a partner in the law firm of Long Aldridge & Norman LLP. Long Aldridge & Norman LLP provided legal services to the Company during 1999. Management believes that the fees for such services are comparable to those charged by other firms for services rendered to the Company.

TRANSACTIONS RELATED TO THE SALE OF ASSETS OF SUBSIDIARY

     On November 1, 1999, the Company consummated the sale of substantially all of the assets owned by CVE Corporation, Computer Cheque Corp., Computer Cheque of Minnesota, Inc., Computer Cheque of Des Moines, Inc. and CR Professional Corp., each subsidiaries of the Company, to International Payment Services, Inc. for an aggregate purchase price of $1.5 million. Stephen D. Kane, a director of the Company, is also a director and officer of International Payment Services, Inc. and a principal shareholder of its parent company, International Payment Services, LLC. Mr. Kane did not participate in the deliberations or vote of the Company's Board of Directors regarding the sale.

                   PROPOSAL 2--RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP to continue as independent accountants of the Company for the fiscal year ending December 31, 2000, and has directed that such appointment be submitted to the shareholders of the Company for ratification at the Annual Meeting. Ernst & Young LLP has served as independent accountants of the Company or its predecessor since February 1991. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Proposals of shareholders intended to be included in the Company's proxy materials for the 2000 Annual Meeting of Shareholders or to be presented in person at the 2001 Annual Meeting of Shareholders must be made in writing and received at the Company's principal executive offices not later than December 27, 2000.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company does not intend to bring any other matters before the Annual Meeting requiring action of the shareholders, nor does it have any information that other matters will be brought before the Annual Meeting. However, if any other matters requiring the vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment in the interest of the Company.

                                          By Order of the Board of Directors,

                                          /s/EDWARD GRZEDZINSKI
                                          Edward Grzedzinski
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Atlanta, Georgia
April 26, 2000

REVOCABLE PROXY                 NOVA CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2000 ANNUAL MEETING OF
                                  SHAREHOLDERS
   The undersigned hereby appoints Edward Grzedzinski and Cherie Fuzzell, and each of them, as proxies to act for and in the name of the undersigned to vote all shares of Common Stock of NOVA Corporation (the "Company") which the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders, to be held at the offices of the Company, One Concourse Parkway, Suite 300, Atlanta, Georgia 30328 on Wednesday, May 24, 2000 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. The election as directors of the eight nominees listed below to serve until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified.

    [ ] FOR ALL NOMINEES LISTED BELOW                            [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL
      (EXCEPT AS MARKED TO THE CONTRARY BELOW)                     NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

   Charles T. Cannada, Gregory S. Daily, Edward Grzedzinski, David M. Ivey, Pamela A. Joseph, Stephen D. Kane, Dr. Henry Kressel, Stephen E. Wall.

2. The ratification of the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2000.

   [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business matters as properly may come before the Annual Meeting and any adjournments thereof.

   This proxy card will be voted as directed. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE ELECTION OF THE EIGHT NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. IF ANY OTHER BUSINESS MATTERS ARE PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY CARD WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. IN THE EVENT THAT CUMULATIVE VOTING IS IN EFFECT FOR THE ELECTION OF DIRECTORS, THE PROXIES ARE AUTHORIZED TO CUMULATE VOTES SO AS TO ELECT THE MAXIMUM NUMBER OF NOMINEES, SUBJECT TO INSTRUCTIONS TO

          (continued, and to be dated and signed on the reverse side).

                          (continued from other side)

WITHHOLD VOTES WITH RESPECT TO ONE OR MORE NOMINEES. At the present time, the Board of Directors knows of no other business matters to be presented to a vote of the shareholders at the Annual Meeting.

   If the undersigned elects to withdraw this proxy card at or before the time of the Annual Meeting or any adjournments or postponements thereof and notifies the Secretary of the Company at or prior to the Annual Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. The undersigned may withdraw this proxy card in the manner described above, or by submitting a duly executed and later dated proxy card, or by appearing and voting in person at the Annual Meeting all shares of Common Stock of the Company owned by the undersigned as of the record date of March 20, 2000.

   The undersigned hereby revokes any previous proxies submitted with respect to the matters covered by this proxy card.

   Please mark this card on the reverse side and then date and sign this proxy card below exactly as your name appears on the Company's stock records. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be provided and this card executed by a duly authorized officer.

                                                  Dated:                  , 2000
                                                        ------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature, if shares held
                                                  jointly

                                                    Do you plan to attend the
                                                         Annual Meeting?

                                                         [ ] YES   [ ] NO

      PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.